Exhibit 23


                            McGLADREY & PULLEN, LLP
                  Certified Public Accountants and Consultants


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of Featherlite Mfg., Inc. for the year ended December 31, 1996 of our report on the consolidated financial statements dated February 19, 1997 which appears on page 21 of the annual report to shareholders for the year ended December 31, 1996.

     We also consent to the incorporation by reference in the Registration Satement on Form S-8 (No. 33-90860) of the Featherlite Mfg., Inc. 1994 Stock Option Plan and Registration Statement on Form S-3 (No. 333-20969) of our reports, each dated February 19, 1997, on the consolidated financial statements and schedule of Featherlite Mfg., Inc., which reports, statements and schedules appear, or are incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 1996.


                                            /s/ McGLADREY & PULLEN, LLP



Rochester, Minnesota
March 28, 1997